RECONCILIATION OF RESULTS TO PREVIOUSLY REPORTED AMOUNTS	EXHIBIT 99.02

A reconciliation of the preceding contribution to segment profit for each of our national television networks to previously reported amounts is presented below:

(in thousands) 2004	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
HGTV:
Direct contribution to segment profit	$50,563	$62,613	$49,284	$63,174	$225,634
Allocated shared expenses	(6,821)	(6,693)	(7,522)	(8,047)	(29,083)
Equity in earnings of joint ventures	259	640	441	673	2,013

Contribution to segment profit as previously reported	$44,001	$56,560	$42,203	$55,800	$198,564

Food Network:
Direct contribution to segment profit	$32,855	$43,548	$36,348	$50,630	$163,381
Allocated shared expenses	(5,786)	(5,794)	(6,549)	(6,355)	(24,484)
Equity in earnings of joint ventures	14	247	97	435	793

Contribution to segment profit as previously reported	$27,083	$38,001	$29,896	$44,710	$139,690

DIY:
Direct contribution to segment profit	$1,015	$1,710	$928	$2,283	$5,936
Allocated shared expenses	(3,426)	(3,523)	(3,535)	(3,411)	(13,895)

Contribution to segment profit (loss) as previously reported	$(2,411)	$(1,813)	$(2,607)	$(1,128)	$(7,959)

Fine Living:
Direct contribution to segment profit (loss)	$(2,553)	$(1,808)	$(2,471)	$(2,801)	$(9,633)
Allocated shared expenses	(2,599)	(3,274)	(3,222)	(2,992)	(12,087)
Equity in earnings (losses) of joint ventures			(17)	(51)	(68)

Contribution to segment profit (loss) as previously reported	$(5,152)	$(5,082)	$(5,710)	$(5,844)	$(21,788)

Great American Country (1):
Direct contribution to segment profit (loss)				$(7)	$(7)
Allocated shared expenses

Contribution to segment profit (loss) as previously reported				$(7)	$(7)

(1)	Great American Country’s results reflect activity since the November 17, 2004 acquisition date.